      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1999


                                                      REGISTRATION NO. 333-77499
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 3 TO


                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      CHARTER COMMUNICATIONS HOLDINGS, LLC

                                      AND
                        CHARTER COMMUNICATIONS HOLDINGS
                              CAPITAL CORPORATION
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

             DELAWARE                             4841                            43-1843179
             DELAWARE                             4841                            43-1843177
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL            (FEDERAL EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            12444 POWERSCOURT DRIVE
                           ST. LOUIS, MISSOURI 63131
                                 (314) 965-0555
                  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                  NUMBER, INCLUDING AREA CODE, OF REGISTRANTS'
                          PRINCIPAL EXECUTIVE OFFICES)

                              CURTIS S. SHAW, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            12444 POWERSCOURT DRIVE
                           ST. LOUIS, MISSOURI 63131
                                 (314) 965-0555
                    (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                          TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

             DANIEL G. BERGSTEIN, ESQ.                             ALVIN G. SEGEL, ESQ.
       PAUL, HASTINGS, JANOFSKY & WALKER LLP                        IRELL & MANELLA LLP
                  399 PARK AVENUE                           1800 AVENUE OF THE STARS, SUITE 900
             NEW YORK, NEW YORK 10022                       LOS ANGELES, CALIFORNIA 90067-4276
                  (212) 318-6000                                      (310) 277-1010

                           -------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC EXCHANGE
OFFER: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           -------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-77499) of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation (the "Issuers") is being filed in order to file
Exhibit 2.6(f).

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION UNDER THE LIMITED LIABILITY COMPANY AGREEMENT OF CHARTER
HOLDINGS.

     The Limited Liability Company Agreement of Charter Holdings, entered into as of February 9, 1999, by Charter Communications, Inc., as the initial member, provides that the members, the manager, the directors, their affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any member or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of Charter Holdings, shall be indemnified and held harmless by Charter Holdings to the fullest extent permitted by law from and against any losses, damages, expenses, including attorneys' fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding arising out of or incidental to such indemnifiable person's conduct or activities on behalf of Charter Holdings. Notwithstanding the foregoing, no indemnification is available under the Limited Liability Company Agreement in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Payment of these indemnification obligations shall be made from the assets of Charter Holdings and the members shall not be personally liable to an indemnifiable person for payment of indemnification.

INDEMNIFICATION UNDER THE DELAWARE LIMITED LIABILITY COMPANY ACT.

     Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

INDEMNIFICATION UNDER THE BY-LAWS OF CHARTER CAPITAL.

     The By-Laws of Charter Capital provide that Charter Capital, to the broadest and maximum extent permitted by applicable law, will indemnify each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Charter Capital, or is or was serving at the request of Charter Capital as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. To the extent that a director, officer, employee or agent of Charter Capital has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in defense of any claim, issue or matter, such person will be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person. Expenses, including attorneys' fees, incurred by a director or officer in defending any civil or criminal action, suit or proceeding may be paid by Charter Capital in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors of Charter Capital, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer was not entitled to be indemnified by Charter Capital as authorized in the By-Laws of Charter Capital. The indemnification and advancement of expenses provided by, or granted pursuant to, the By-Laws of Charter Capital will not be deemed exclusive and are declared expressly to be non-exclusive of any other rights to which those seeking indemnification or advancements of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding an office, and, unless otherwise provided when authorized or ratified, will continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

INDEMNIFICATION UNDER THE DELAWARE GENERAL CORPORATION LAW

     Section 145 of the Delaware General Corporation Law, authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

     (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     (iii) for unlawful payments of dividends or unlawful stock purchases or redemptions, or

     (iv) for any transaction from which the director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBITS


 1.1 Purchase Agreement, dated as of March 12, 1999, by and among Charter Communications Holdings, LLC, Charter Communications
          Holdings Capital Corporation, Goldman, Sachs & Co., Chase
          Securities Inc., Donaldson, Lufkin & Jenrette Securities
          Corporation, Bear, Stearns & Co. Inc., NationsBanc
          Montgomery Securities LLC, Salomon Smith Barney Inc., Credit
          Lyonnais Securities (USA), Inc., First Union Capital Markets
          Corp., Prudential Securities Incorporated, TD Securities
          (USA) Inc., CIBC Oppenheimer Corp. and Nesbitt Burns
          Securities Inc.*
 2.1      Merger Agreement, dated March 31, 1999, by and between
          Charter Communications Holdings, LLC and Marcus Cable
          Holdings, LLC*
 2.2(a) Membership Purchase Agreement, dated as of January 1, 1999, by and between ACEC Holding Company, LLC and Charter
          Communications, Inc.**
 2.2(b)   Assignment of Membership Purchase Agreement, dated as of
          February 23, 1999, by and between Charter Communications,
          Inc. and Charter Communications Entertainment II, LLC**
 2.3(a) Asset Purchase Agreement, dated as of February 17, 1999, among Greater Media, Inc., Greater Media Cablevision, Inc.
          and Charter Communications, Inc.**
 2.3(b)   Assignment of Asset Purchase Agreement, dated as of February
          23, 1999, by and between Charter Communications, Inc. and
          Charter Communications Entertainment I, LLC**
 2.4 Purchase Agreement, dated as of February 23, 1999, by and among Charter Communications, Inc., Charter Communications,
          LLC, Renaissance Media Holdings LLC and Renaissance Media
          Group LLC**
 2.5      Purchase Agreement, dated as of March 22, 1999, among
          Charter Communications, Inc., Charter Communications, LLC,
          Charter Helicon, LLC, Helicon Partners I, L.P., Baum
          Investments, Inc. and the limited partners of Helicon
          Partners I, L.P.**
 2.6(a) Asset and Stock Purchase Agreement, dated April 20, 1999, between Intermedia Partners of West Tennessee, L.P. and
          Charter Communications, LLC*
 2.6(b)   Stock Purchase Agreement, dated April 20, 1999, between TCID
          1P-V, Inc. and Charter Communications, LLC*
 2.6(c)   RMG Purchase Agreement, dated as of April 20, 1999, between
          Robin Media Group, Inc., InterMedia Partners of West
          Tennessee, L.P. and Charter RMG, LLC.*
 2.6(d)   Asset Exchange Agreement, dated April 20, 1999, among
          InterMedia Partners Southeast Charter Communications, LLC,
          Charter Communications Properties, LLC, and Marcus Cable
          Associates, L.L.C.*
 2.6(e)   Asset Exchange Agreement, dated April 20, 1999, among
          InterMedia Partners, a California Limited Partnership,
          Brenmor Cable Partners, L.P. and Robin Media Group, Inc.*
 2.6(f)   Common Agreement, dated April 20, 1999, between InterMedia
          Partners, InterMedia Partners Southeast, InterMedia Partners of West Tennessee, L.P., InterMedia Capital Partners IV,
          L.P., InterMedia Partners IV, L.P., Brenmor Cable Partners,
          L.P., TCID IP-V, Inc., Charter Communications, LLC, Charter
          Communications Properties, LLC, Marcus Cable Associates,
          L.L.C. and Charter RMG, LLC+

 2.7(a)   Purchase and Sale Agreement, dated as of April 26, 1999, by and among Interlink Communications Partners, LLLP, the
          sellers listed therein and Charter Communications, Inc.*
 2.7(b)   Purchase and Sale Agreement, dated as of April 26, 1999, by and among Rifkin Acquisition Partners, L.L.L.P., the sellers listed therein and Charter Communications, Inc.**
 2.7(c)   RAP Indemnity Agreement, dated April 26, 1999, by and among the sellers listed therein and Charter Communications,
          Inc.**
 2.7(d)   Assignment of Purchase Agreement with Interlink**
 2.7(e)   Assignment of Purchase Agreement with Rifkin**
 2.7(f)   Assignment of RAP Indemnity Agreement**
 3.1      Certificate of Formation of Charter Communications Holdings,
          LLC*
 3.2      Limited Liability Company Agreement of Charter
          Communications Holdings, LLC*
 3.3      Certificate of Incorporation of Charter Communications
          Holdings Capital Corporation*
 3.4      By-Laws of Charter Communications Holdings Capital
          Corporation*
 4.1(a)   Indenture relating to the 8.250% Senior Notes due 2007,
          dated as of March 17, 1999, between Charter Communications
          Holdings, LLC, Charter Communications Holdings Capital
          Corporation and Harris Trust and Savings Bank*
 4.1(b)   Form of 8.250% Senior Note due 2007 (included in Exhibit No.
          4.1(a))
 4.1(c)   Exchange and Registration Rights Agreement, dated March 17,
          1999, by and among Charter Communications Holdings, LLC,
          Charter Communications Holdings Capital Corporation,
          Goldman, Sachs & Co., Chase Securities Inc., Donaldson,
          Lufkin & Jenrette Securities Corporation, Bear, Stearns &
          Co. Inc., NationsBanc Montgomery Securities LLC, Salomon
          Smith Barney Inc., Credit Lyonnais Securities (USA), Inc.,
          First Union Capital Markets Corp., Prudential Securities
          Incorporated, TD Securities (USA) Inc., CIBC Oppenheimer
          Corp. and Nesbitt Burns Securities Inc., relating to the
          8.250% Senior Notes due 2007*
 4.2(a)   Indenture relating to the 8.625% Senior Notes due 2009,
          dated as of March 17, 1999, among Charter Communications
          Holdings, LLC, Charter Communications Holdings Capital
          Corporation and Harris Trust and Savings Bank*
 4.2(b)   Form of 8.625% Senior Note due 2009 (included in Exhibit No.
          4.2(a))
 4.2(c)   Exchange and Registration Rights Agreement, dated March 17,
          1999, by and among Charter Communications Holdings, LLC,
          Charter Communications Holdings Capital Corporation,
          Goldman, Sachs & Co., Chase Securities Inc., Donaldson,
          Lufkin & Jenrette Securities Corporation, Bear, Stearns &
          Co. Inc., NationsBanc Montgomery Securities LLC, Salomon
          Smith Barney Inc., Credit Lyonnais Securities (USA), Inc.,
          First Union Capital Markets Corp., Prudential Securities
          Incorporated, TD Securities (USA) Inc., CIBC Oppenheimer
          Corp. and Nesbitt Burns Securities Inc., relating to the
          8.625% Senior Notes due 2009*
 4.3(a)   Indenture relating to the 9.920% Senior Discount Notes due
          2011, dated as of March 17, 1999, among Charter
          Communications Holdings, LLC, Charter Communications
          Holdings Capital Corporation and Harris Trust and Savings
          Bank*
 4.3(b)   Form of 9.920% Senior Discount Note due 2011 (included in
          Exhibit No. 4.3(a))

 4.3(c)   Exchange and Registration Rights Agreement, dated March 17,
          1999, by and among Charter Communications Holdings, LLC,
          Charter Communications Holdings Capital Corporation,
          Goldman, Sachs & Co., Chase Securities Inc., Donaldson,
          Lufkin & Jenrette Securities Corporation, Bear, Stearns &
          Co. Inc., NationsBanc Montgomery Securities LLC, Salomon
          Smith Barney Inc., Credit Lyonnais Securities (USA), Inc.,
          First Union Capital Markets Corp., Prudential Securities
          Incorporated, TD Securities (USA) Inc., CIBC Oppenheimer
          Corp. and Nesbitt Burns Securities Inc., relating to the
          9.920% Senior Discount Notes due 2011*
 5.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality**
 8.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding tax matters**
10.1      Credit Agreement, dated as of March 18, 1999, between
          Charter Communications Operating, LLC and certain lenders and agents named therein*
10.2      Amended and Restated Management Agreement, dated March 17,
          1999, between Charter Communications Operating, LLC and
          Charter Communications, Inc.**
10.3 Consulting Agreement, dated as of March 10, 1999, by and between Vulcan Northwest Inc., Charter Communications, Inc.
          and Charter Communications Holdings, LLC**
12.1 Predecessor of Charter Communications Holdings, LLC, Ratio of Earnings to Fixed Charges Calculation*
12.2      Charter Communications Holdings, LLC, Ratio of Earnings to
          Fixed Charges Calculation*
21.1      Subsidiaries of Charter Communications Holdings, LLC and
          Charter Communications Capital Holdings Corporation*
23.1 Consent of Paul, Hastings, Janofsky & Walker LLP (contained in Exhibit No. 5.1)
23.2      Consent of Arthur Andersen LLP*
23.3      Consent of KPMG LLP*
23.4      Consent of Ernst & Young LLP*
23.5      Consent of KPMG LLP*
23.6      Consent of PricewaterhouseCoopers LLP*
23.7      Consent of PricewaterhouseCoopers LLP*
23.8      Consent of Ernst & Young LLP*
23.9      Consent of Ernst & Young LLP*
23.10     Consent of Ernst & Young LLP*
24.1 Power of Attorney (included in Part II of Amendment No. 2 to the Registration Statement on the signature page)*
25.1      Statement of Eligibility of and Qualification (Form T-1) of
          Harris Trust and Savings Bank*
99.1      Form of Letter of Transmittal**
99.2      Form of Notice of Guaranteed Delivery**


---------------

 * Filed by prior amendment.



 + Portions of this exhibit have been omitted pursuant to a request for confidential treatment.



** To be filed by amendment.

FINANCIAL STATEMENT SCHEDULES

     Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrants hereby undertake that:

          (1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) Every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by then is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Charter Communications Holdings, LLC has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on the second day of July 1999.


                                   CHARTER COMMUNICATIONS HOLDINGS, LLC

                                   By: CHARTER COMMUNICATIONS HOLDING
                                       COMPANY, LLC, its Member

                                   By: CHARTER COMMUNICATIONS, INC., its Member
                                       and Manager, and the Manager of Charter
                                       Communications Holdings, LLC

                                   By: /s/ CURTIS S. SHAW
                                      ------------------------------------------
                                       Name: Curtis S. Shaw
                                       Title:   Senior Vice President, General
                                                Counsel
                                                and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                                              CAPACITY WITH CHARTER COMMUNICATIONS, INC.
                                         THE MANAGER OF CHARTER COMMUNICATIONS HOLDINGS, LLC
                                              AND THE MANAGER AND SOLE MEMBER OF CHARTER
                                                   COMMUNICATIONS HOLDINGS COMPANY,
                                                   LLC, THE SOLE MEMBER OF CHARTER
              SIGNATURE                              COMMUNICATIONS HOLDINGS, LLC                    DATE
              ---------                  ---------------------------------------------------         ----

*                                      Director                                                  July 2, 1999
------------------------------------
William D. Savoy

*                                      President, Chief Executive Officer and Director           July 2, 1999
------------------------------------
Jerald L. Kent

*                                      Senior Vice President and Chief Financial Officer         July 2, 1999
------------------------------------
Kent D. Kalkwarf

*By: /s/ CURTIS S. SHAW
-----------------------------------
Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Charter Communications Holdings Capital Corporation has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on the second day of July 1999.


                                   CHARTER COMMUNICATIONS HOLDINGS CAPITAL
                                   CORPORATION

                                   By: /s/ CURTIS S. SHAW
                                      ------------------------------------------
                                       Name: Curtis S. Shaw
                                       Title:   Senior Vice President, General
                                                Counsel
                                                and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                    CAPACITY                          DATE
              ---------                                    --------                          ----

*                                      Director                                          July 2, 1999
------------------------------------
William D. Savoy

*                                      President, Chief Executive Officer and Director   July 2, 1999
------------------------------------
Jerald L. Kent

*                                      Senior Vice President and Chief Financial         July 2, 1999
------------------------------------   Officer
Kent D. Kalkwarf

*By: /s/ CURTIS S. SHAW
-----------------------------------
Attorney-in-Fact

                                 EXHIBIT INDEX


 1.1 Purchase Agreement, dated as of March 12, 1999, by and among Charter Communications Holdings, LLC, Charter Communications
          Holdings Capital Corporation, Goldman, Sachs & Co., Chase
          Securities Inc., Donaldson, Lufkin & Jenrette Securities
          Corporation, Bear, Stearns & Co. Inc., NationsBanc
          Montgomery Securities LLC, Salomon Smith Barney Inc., Credit
          Lyonnais Securities (USA), Inc., First Union Capital Markets
          Corp., Prudential Securities Incorporated, TD
          Securities (USA) Inc., CIBC Oppenheimer Corp. and Nesbitt Burns
          Securities Inc.*
 2.1      Merger Agreement, dated March 31, 1999, by and between
          Charter Communications Holdings, LLC and Marcus Cable
          Holdings, LLC*
 2.2(a) Membership Purchase Agreement, dated as of January 1, 1999, by and between ACEC Holding Company, LLC and Charter
          Communications, Inc.**
 2.2(b)   Assignment of Membership Purchase Agreement, dated as of
          February 23, 1999, by and between Charter Communications,
          Inc. and Charter Communications Entertainment II, LLC**
 2.3(a) Asset Purchase Agreement, dated as of February 17, 1999, among Greater Media, Inc., Greater Media Cablevision, Inc.
          and Charter Communications, Inc.**
 2.3(b)   Assignment of Asset Purchase Agreement, dated as of February
          23, 1999, by and between Charter Communications, Inc. and
          Charter Communications Entertainment I, LLC**
 2.4 Purchase Agreement, dated as of February 23, 1999, by and among Charter Communications, Inc., Charter Communications,
          LLC, Renaissance Media Holdings LLC and Renaissance Media
          Group LLC**
 2.5      Purchase Agreement, dated as of March 22, 1999, among
          Charter Communications, Inc., Charter Communications, LLC,
          Charter Helicon, LLC, Helicon Partners I, L.P., Baum
          Investments, Inc. and the limited partners of Helicon
          Partners I, L.P.**
 2.6(a) Asset and Stock Purchase Agreement, dated April 20, 1999, between InterMedia Partners of West Tennessee, L.P. and
          Charter Communications, LLC*
 2.6(b)   Stock Purchase Agreement, dated April 20, 1999, between TCID
          1P-V, Inc. and Charter Communications, LLC*
 2.6(c)   RMG Purchase Agreement, dated as of April 20, 1999, between
          Robin Media Group, Inc., InterMedia Partners of West
          Tennessee, L.P. and Charter RMG, LLC*
 2.6(d)   Asset Exchange Agreement, dated April 20, 1999, among
          InterMedia Partners Southeast, Charter Communications, LLC,
          Charter Communications Properties, LLC, and Marcus Cable
          Associates, L.L.C.*
 2.6(e)   Asset Exchange Agreement, dated April 20, 1999, among
          InterMedia Partners, a California Limited Partnership,
          Brenmor Cable Partners, L.P. and Robin Media Group, Inc.*
 2.6(f)   Common Agreement, dated April 20, 1999, between InterMedia
          Partners, InterMedia Partners Southeast, InterMedia Partners of West Tennessee, L.P., InterMedia Capital Partners IV,
          L.P., InterMedia Partners IV, L.P., Brenmor Cable Partners,
          L.P., TCID IP-V, Inc., Charter Communications, LLC, Charter
          Communications Properties, LLC, Marcus Cable Associates,
          L.L.C. and Charter RMG, LLC+
 2.7(a) Purchase and Sale Agreement, dated as of April 26, 1999, by and among Interlink Communications Partners, LLLP, the sellers listed therein and Charter Communications, Inc.*

 2.7(b)   Purchase and Sale Agreement, dated as of April 26, 1999, by and among Rifkin Acquisition Partners, L.L.L.P., the sellers listed therein and Charter Communications, Inc.**
 2.7(c)   RAP Indemnity Agreement, dated April 26, 1999, by and among the sellers listed therein and Charter Communications,
          Inc.**
 2.7(d)   Assignment of Purchase Agreement with Interlink**
 2.7(e)   Assignment of Purchase Agreement with Rifkin**
 2.7(f)   Assignment of RAP Indemnity Agreement**
 3.1      Certificate of Formation of Charter Communications Holdings,
          LLC*
 3.2      Limited Liability Company Agreement of Charter
          Communications Holdings, LLC*
 3.3      Certificate of Incorporation of Charter Communications
          Holdings Capital Corporation*
 3.4      By-Laws of Charter Communications Holdings Capital
          Corporation*
 4.1(a)   Indenture relating to the 8.250% Senior Notes due 2007,
          dated as of March 17, 1999, between Charter Communications
          Holdings, LLC, Charter Communications Holdings Capital
          Corporation and Harris Trust and Savings Bank*
 4.1(b)   Form of 8.250% Senior Note due 2007 (included in Exhibit No.
          4.1(a))
 4.1(c)   Exchange and Registration Rights Agreement, dated March 17,
          1999, by and among Charter Communications Holdings, LLC,
          Charter Communications Holdings Capital Corporation,
          Goldman, Sachs & Co., Chase Securities Inc., Donaldson,
          Lufkin & Jenrette Securities Corporation, Bear, Stearns &
          Co. Inc., NationsBanc Montgomery Securities LLC, Salomon
          Smith Barney Inc., Credit Lyonnais Securities (USA), Inc.,
          First Union Capital Markets Corp., Prudential Securities
          Incorporated, TD Securities (USA) Inc., CIBC Oppenheimer
          Corp. and Nesbitt Burns Securities Inc., relating to the
          8.250% Senior Notes due 2007*
 4.2(a)   Indenture relating to the 8.625% Senior Notes due 2009,
          dated as of March 17, 1999, among Charter Communications
          Holdings, LLC, Charter Communications Holdings Capital
          Corporation and Harris Trust and Savings Bank*
 4.2(b)   Form of 8.625% Senior Note due 2009 (included in Exhibit No.
          4.2(a))
 4.2(c)   Exchange and Registration Rights Agreement, dated March 17,
          1999, by and among Charter Communications Holdings, LLC,
          Charter Communications Holdings Capital Corporation,
          Goldman, Sachs & Co., Chase Securities Inc., Donaldson,
          Lufkin & Jenrette Securities Corporation, Bear, Stearns &
          Co. Inc., NationsBanc Montgomery Securities LLC, Salomon
          Smith Barney Inc., Credit Lyonnais Securities (USA), Inc.,
          First Union Capital Markets Corp., Prudential Securities
          Incorporated, TD Securities (USA) Inc., CIBC Oppenheimer
          Corp. and Nesbitt Burns Securities Inc., relating to the
          8.625% Senior Notes due 2009*
 4.3(a)   Indenture relating to the 9.920% Senior Discount Notes due
          2011, dated as of March 17, 1999, among Charter
          Communications Holdings, LLC, Charter Communications
          Holdings Capital Corporation and Harris Trust and Savings
          Bank*
 4.3(b)   Form of 9.920% Senior Discount Note due 2011 (included in
          Exhibit No. 4.3(a))

 4.3(c)   Exchange and Registration Rights Agreement, dated March 17,
          1999, by and among Charter Communications Holdings, LLC,
          Charter Communications Holdings Capital Corporation,
          Goldman, Sachs & Co., Chase Securities Inc., Donaldson,
          Lufkin & Jenrette Securities Corporation, Bear, Stearns &
          Co. Inc., NationsBanc Montgomery Securities LLC, Salomon
          Smith Barney Inc., Credit Lyonnais Securities (USA), Inc.,
          First Union Capital Markets Corp., Prudential Securities
          Incorporated, TD Securities (USA) Inc., CIBC Oppenheimer
          Corp. and Nesbitt Burns Securities Inc., relating to the
          9.920% Senior Discount Notes due 2011*
 5.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality**
 8.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding tax matters**
10.1      Credit Agreement, dated as of March 18, 1999, between
          Charter Communications Operating, LLC and certain lenders and agents named therein*
10.2      Amended and Restated Management Agreement, dated March 17,
          1999, between Charter Communications Operating, LLC and
          Charter Communications, Inc.**
10.3 Consulting Agreement, dated as of March 10, 1999, by and between Vulcan Northwest Inc., Charter Communications, Inc.
          and Charter Communications Holdings, LLC**
12.1 Predecessor of Charter Communications Holdings, LLC, Ratio of Earnings to Fixed Charges Calculation*
12.2      Charter Communications Holdings, LLC, Ratio of Earnings to
          Fixed Charges Calculation*
21.1      Subsidiaries of Charter Communications Holdings, LLC and
          Charter Communications Capital Holdings Corporation*
23.1 Consent of Paul, Hastings, Janofsky & Walker LLP (contained in Exhibit No. 5.1)
23.2      Consent of Arthur Andersen LLP*
23.3      Consent of KPMG LLP*
23.4      Consent of Ernst & Young LLP*
23.5      Consent of KPMG LLP*
23.6      Consent of PricewaterhouseCoopers LLP*
23.7      Consent of PricewaterhouseCoopers LLP*
23.8      Consent of Ernst & Young LLP*
23.9      Consent of Ernst & Young LLP*
23.10     Consent of Ernst & Young LLP*
24.1 Power of Attorney (included in Part II of Amendment No. 2 to the Registration Statement on the signature page)*
25.1      Statement of Eligibility of and Qualification (Form T-1) of
          Harris Trust and Savings Bank*
99.1      Form of Letter of Transmittal**
99.2      Form of Notice of Guaranteed Delivery**


-------------------------


 * Filed by prior amendment.



 + Portions of this exhibit have been omitted pursuant to a request for confidential treatment.



** To be filed by amendment.